                                                                     Exhibit 4.2







                          REGISTRATION RIGHTS AGREEMENT

                                     BETWEEN

                             PPL ENERGY SUPPLY, LLC,

                                   AS ISSUER,

                                PPL CORPORATION,

                                  AS GUARANTOR,

                                       AND

                       MORGAN STANLEY & CO. INCORPORATED,

               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

                                       AND

                           WACHOVIA SECURITIES, INC.,

                  AS REPRESENTATIVES OF THE INITIAL PURCHASERS

                            DATED AS OF MAY 21, 2003

         REGISTRATION RIGHTS AGREEMENT, dated as of May 21, 2003, among PPL Energy Supply, LLC, a Delaware limited liability company (the "COMPANY"), PPL Corporation, a Pennsylvania corporation (the "GUARANTOR"), and Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Securities, Inc., as representatives (the "REPRESENTATIVES") of the initial purchasers (the "INITIAL PURCHASERS") pursuant to the Purchase Agreement, dated May 15, 2003 (the "PURCHASE AGREEMENT"), among the Company, the Guarantor and the Initial Purchasers. In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company and the Guarantor have jointly and severally agreed to provide the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

         The Company and the Guarantor, jointly and severally, agree with the Initial Purchasers, (i) for their benefit as Initial Purchasers and (ii) for the benefit of the beneficial owners (including the Initial Purchasers) from time to time of the Notes (as defined herein) and the beneficial owners from time to time of the Underlying Common Stock (as defined herein) issued upon conversion of the Notes (each of the foregoing a "HOLDER" and together the "HOLDERS"), as follows:

         SECTION 1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

         "AFFILIATE" means with respect to any specified person, an "affiliate," as defined in Rule 144, of such person.

         "AMENDMENT EFFECTIVENESS DEADLINE DATE" has the meaning set forth in
Section 2(d)(i) hereof.

         "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

         "COMMON STOCK" means the shares of common stock, par value $.01 per share, of the Guarantor and any other shares of common stock as may constitute "Common Stock" for purposes of the Indenture, including the Underlying Common Stock.

         "COMPANY" has the meaning set forth in the preamble hereof.

         "CONVERSION PRICE" has the meaning assigned such term in the Indenture.

         "ADDITIONAL AMOUNTS ACCRUAL PERIOD" has the meaning set forth in
Section 2(e) hereof.

         "ADDITIONAL AMOUNTS PAYMENT DATE" means each May 15 and November 15.

         "DEFERRAL NOTICE" has the meaning set forth in Section 3(h) hereof.

         "DEFERRAL PERIOD" has the meaning set forth in Section 3(h) hereof.

         "EFFECTIVENESS DEADLINE DATE" has the meaning set forth in Section 2(a) hereof.

         "EFFECTIVENESS PERIOD" means the period commencing on the date hereof and ending on the date that all Registrable Securities have ceased to be Registrable Securities.

         "EVENT" has the meaning set forth in Section 2(e) hereof.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

         "FILING DEADLINE DATE" has the meaning set forth in Section 2(a) hereof.

         "GUARANTOR" has the meaning set forth in the preamble hereof.

         "HOLDER" has the meaning set forth in the second paragraph of this Agreement.

         "INDENTURE" means the Indenture, dated as of May 21, 2003, among the Company, the Guarantor and JPMorgan Chase Bank, as trustee, pursuant to which the Notes are being issued.

         "INITIAL PURCHASERS" has the meaning set forth in the preamble hereof.

         "INITIAL SHELF REGISTRATION STATEMENT" has the meaning set forth in
Section 2(a) hereof.

         "ISSUE DATE" means May 21, 2003.

         "ADDITIONAL AMOUNT" has the meaning set forth in Section 2(e) hereof.

          "MATERIAL EVENT" has the meaning set forth in Section 3(h) hereof.

          "NOTES" means the 2 5/8% Convertible Senior Notes Due 2023 of the Company and guaranteed by the Guarantor to be purchased pursuant to the Purchase Agreement.

         "NOTICE AND QUESTIONNAIRE" means a written notice delivered to the Company and the Guarantor containing substantially the information called for by the Selling Securityholder Notice and Questionnaire attached as Annex A to the Offering Memorandum, dated May 15, 2003, relating to the Notes.

         "NOTICE HOLDER" means, on any date, any Holder that has delivered a Notice and Questionnaire to the Company and the Guarantor on or prior to such date.

         "PURCHASE AGREEMENT" has the meaning set forth in the preamble hereof.

         "PROSPECTUS" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Prospectus.

         "RECORD HOLDER" means with respect to any Additional Amounts Payment Date relating to any Notes or Underlying Common Stock as to which any Additional Amount has accrued, the registered holder of such Note or Underlying Common Stock on the May 1 immediately preceding an Additional Amounts Payment Date occurring on a May 15, and on the November 1 immediately preceding an Additional Amounts Payment Date occurring on a November 15.

         "REGISTRABLE SECURITIES" means the Notes until such Notes have been converted into or exchanged for the Underlying Common Stock and, at all times subsequent to any such conversion, the Underlying Common Stock and any securities into or for which such Underlying Common Stock has been converted or exchanged, and any security issued with respect thereto upon any stock dividend, split or similar event until, in the case of any such security, (A) the earliest of (i) its effective registration under the Securities Act and resale in accordance with the Registration Statement covering it, (ii) expiration of the holding period that would be applicable thereto under Rule 144(k), or (iii) its sale to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the Securities Act, and (B) as a result of the event or circumstance described in any of the foregoing clauses (A)(i) through (A)(iii), the legend with respect to transfer restrictions required under the Indenture is removed or removable in accordance with the terms of the Indenture or such legend, as the case may be.

         "REGISTRATION STATEMENT" means any registration statement of the Company and/or the Guarantor that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such registration statement.

         "REPRESENTATIVES" has the meaning set forth in the preamble hereof.

         "RESTRICTED SECURITIES" means "restricted securities" as defined in Rule 144.

         "RULE 144" means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

         "RULE 144A" means Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

         "SEC" means the Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

         "SHELF REGISTRATION STATEMENT" has the meaning set forth in Section 2(a) hereof.

         "SPECIAL COUNSEL" means Sullivan & Cromwell LLP or one such other successor counsel as shall be specified by the Holders of a majority of all Registrable Securities, but which may, with the written consent of the Representatives (which shall not be unreasonably withheld), be another nationally recognized law firm experienced in securities law matters designated by the Company and the Guarantor, the reasonable fees and expenses of which will be paid by the Company or the Guarantor pursuant to Section 5 hereof. Throughout this Agreement, for purposes of determining the holders of a majority of Registrable Securities in this definition, Holders of Notes shall be deemed to be the Holders of the number of shares of Underlying Common Stock into which such Notes are or would be convertible as of the date the consent is requested.

         "SUBSEQUENT SHELF REGISTRATION STATEMENT" has the meaning set forth in
Section 2(b) hereof.

         "TIA" means the Trust Indenture Act of 1939, as amended.

         "TRUSTEE" means JPMorgan Chase Bank, the Trustee under the Indenture.

         "UNDERLYING COMMON STOCK" means the Common Stock into which the Notes are convertible or issued upon any such conversion.

         SECTION 2. Shelf Registration. (a) The Company and the Guarantor shall, jointly and severally, use their reasonable best efforts to prepare and file or cause to be prepared and filed with the SEC, as soon as practicable but in any event by the date (the "FILING DEADLINE DATE") ninety (90) days after the Issue Date, a Registration Statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act (a "SHELF REGISTRATION STATEMENT") registering the resale from time to time by Holders thereof of all of the Registrable Securities (the "INITIAL SHELF REGISTRATION STATEMENT"). The Initial Shelf Registration Statement shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by such Holders in accordance with the methods of distribution elected by the Holders and set forth in the Initial Shelf Registration Statement. The Company and the Guarantor shall, jointly and severally, use their reasonable best efforts to cause the Initial Shelf Registration Statement to be declared effective under the Securities Act as promptly as is practicable but in any event by the date (the "EFFECTIVENESS DEADLINE DATE") that is one hundred eighty (180) days after the Issue Date, and to keep the Initial Shelf Registration Statement (or any Subsequent Shelf Registration Statement) continuously effective under the Securities Act until the expiration of the Effectiveness Period. At the time the Initial Shelf Registration Statement is declared effective, each Holder that became a Notice Holder on or prior to the date ten (10) Business Days prior to such time of effectiveness shall be named as a selling securityholder in the Initial Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of Registrable Securities in accordance with applicable law. None of the Company's or the Guarantor's securityholders (other than the Holders of Registrable Securities) shall have the right to include any of the Company's or the Guarantor's securities in the Shelf Registration Statement.

         (b) If the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period (other than because all Registrable Securities registered thereunder shall have been resold pursuant thereto or shall have otherwise ceased to be Registrable Securities), the Company and the Guarantor shall, jointly and severally, use their reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within thirty (30) days of such cessation of effectiveness amend the Shelf Registration Statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf Registration Statement covering all of the securities that as of the date of such filing are Registrable Securities (a "SUBSEQUENT SHELF REGISTRATION STATEMENT"). If a Subsequent Shelf Registration Statement is filed, the Company and the Guarantor shall, jointly and severally, use their reasonable best efforts to cause the Subsequent Shelf Registration Statement to become effective as promptly as is practicable after such filing and to keep such Registration Statement (or subsequent Shelf Registration Statement) continuously effective until the end of the Effectiveness Period.

         (c) The Company and the Guarantor shall supplement and amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company or the Guarantor for such Shelf Registration Statement, if required by the Securities Act or as necessary to name a Notice Holder as a selling securityholder pursuant to Section (d) below.

         (d) Each Holder agrees that if such Holder wishes to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus, it will do so only in accordance with this Section 2(d) and Section 3(h) hereof. Following the date that the Initial Shelf Registration Statement is declared effective, each Holder wishing to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus agrees to deliver a Notice and Questionnaire to the Company and the Guarantor at least ten (10) Business Days prior to any intended distribution of Registrable Securities under the Shelf Registration Statement. Each holder who elects to sell Registrable Securities pursuant to a Shelf Registration Statement agrees, by submitting a Notice and Questionnaire to the Company and the Guarantor, it will be bound by the terms and conditions of the Notice and Questionnaire and this Agreement. From and after the date the Initial Shelf Registration Statement is declared effective, the Company and the Guarantor shall, as promptly as reasonably practicable after the date a Notice and Questionnaire is delivered pursuant to
Section 8(c) hereof, and in any event upon the later of (x) ten (10) Business Days after such date or (y) ten (10) Business Days after the expiration of any Deferral Period in effect when the Notice and Questionnaire is delivered or put into effect within ten (10) Business Days of such delivery date:

                  (i) if required by applicable law, file with the SEC a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law and, if the Company and the Guarantor shall file a post-effective amendment to the Shelf Registration Statement, use their reasonable best efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable, but in any event by the date (the "AMENDMENT EFFECTIVENESS DEADLINE DATE") that is thirty (30) days after the date such post-effective amendment is required by this clause to be filed;

                  (ii) provide such Holder copies of any documents filed pursuant to Section 2(d)(i) hereof; and

                  (iii) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 2(d)(i) hereof;

provided, that if such Notice and Questionnaire is delivered during a Deferral Period, the Company and the Guarantor shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i),
(ii) and (iii) above upon expiration of the Deferral Period in accordance with
Section 3(h) hereof. Notwithstanding anything contained herein to the contrary,
(i) neither the Company nor the Guarantor shall be under any obligation to name any Holder that is not a Notice Holder as a selling securityholder in any Registration Statement or related Prospectus and (ii) the Amendment Effectiveness Deadline Date shall be extended by up to ten (10) Business Days from the expiration of a Deferral Period (and neither the Company nor the Guarantor shall incur any obligation to pay Additional Amounts during such extension or during such Deferral Period) if such Deferral Period shall be in effect on the Amendment Effectiveness Deadline Date.

         (e) If any of the following events occur, the Company and the Guarantor, jointly and severally, shall pay to the Record Holders of Registrable Securities Additional Amounts (as defined below) as described in more detail below.

                  (i) the Initial Shelf Registration Statement has not been filed on or prior to the Filing Deadline Date,

                  (ii) the Initial Shelf Registration Statement has not been declared effective under the Securities Act on or prior to the Effectiveness Deadline Date,

                  (iii) the Company or the Guarantor has failed to perform its obligations set forth in Section 2(d)(i) hereof within the time period required therein,

                  (iv) any post-effective amendment to a Shelf Registration Statement filed pursuant to Section 2(d)(i) hereof has not become effective under the Securities Act on or prior to the Amendment Effectiveness Deadline Date, or

                  (v) the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period pursuant to Section 3(h) hereof.

Each event described in any of the foregoing clauses (i) through (v) is individually referred to herein as an "EVENT." For purposes of this Agreement, each Event set forth above shall begin and end on the dates set forth in the table set forth below:

        Type of
       Event by                                 Beginning                             Ending
        Clause                                    Date                                 Date
        ------                                    ----                                 ----
         (i)                            Filing Deadline Date                   the date the Initial Shelf
                                                                               Registration Statement is filed

        Type of
       Event by                                 Beginning                             Ending
        Clause                                    Date                                 Date
        ------                                    ----                                 ----
         (ii)                           Effectiveness Deadline Date            the date the Initial Shelf
                                                                               Registration Statement becomes
                                                                               effective under the Securities
                                                                               Act

         (iii)                          the date by which the Company and      the date the Company and the
                                        the Guarantor are required to          Guarantor perform their
                                        perform their  obligations under       obligations set forth in Section
                                        Section 2(d) hereof                    2(d) hereof


         (iv)                           the Amendment Effectiveness Deadline   the date the applicable
                                        Date                                   post-effective amendment to a
                                                                               Shelf Registration Statement
                                                                               becomes effective under the
                                                                               Securities Act

         (v)                            the date on which the aggregate        termination of the Deferral
                                        duration of Deferral Periods in any    Period that caused the limit on
                                        period exceeds the number of days      the aggregate duration of
                                        permitted by Section 3(h) hereof       Deferral Periods to be exceeded

For purposes of this Agreement, Events shall begin on the dates set forth in the table above and shall continue until the ending dates set forth in the table above.

         Commencing on (and including) any date that an Event has begun and ending on (but excluding) the next date on which there are no Events that have occurred and are continuing (an "ADDITIONAL AMOUNTS ACCRUAL PERIOD"), the Company and the Guarantor, jointly and severally, shall pay to Record Holders of Registrable Securities an amount (the "ADDITIONAL AMOUNT") accruing, for each day in the Additional Amounts Accrual Period, (i) in respect of any Note, at a rate per annum equal to 0.25% of the aggregate principal amount of such Note and
(ii) in respect of each share of Underlying Common Stock at a rate per annum equal to 0.25% of the Conversion Price on such date, as the case may be, during the first 90 days of each Additional Amounts Accrual Period and thereafter at a rate per annum equal to 0.50% in each of the case of (i) and (ii) of this sentence; provided, that in the case of an Additional Amounts Accrual Period that is in effect solely as a result of an Event of the type described in clause
(iii) or (iv) of the preceding paragraph, such Additional Amount shall be paid only to the Holders (as set forth in the succeeding paragraph) that have delivered Notices and Questionnaires that caused the Company and the Guarantor to incur the obligations set forth in Section 2(d) hereof the non-performance of which is the basis of such Event. In calculating the Additional Amount on any date on which no Notes are outstanding, the Conversion Price and the Additional Amount payable with respect to shares of Common Stock which are Registrable Securities, shall be calculated as if the Notes were still outstanding. Notwithstanding the foregoing, no Additional Amount shall accrue as to any Registrable Security from and after the earlier of (x) the date such security is no longer a Registrable Security and (y) expiration of the Effectiveness Period. The rate of accrual of the Additional Amount with respect to any period shall not exceed 0.50% notwithstanding the occurrence of multiple concurrent Events.

         The Additional Amount shall accrue from the first day of the applicable Additional Amounts Accrual Period, and shall be payable on each Additional Amounts Payment Date during the Additional Amounts Accrual Period (and on the Additional Amounts Payment Date next succeeding the end of the Additional Amounts Accrual Period if the Additional Amounts Accrual Period does not end on a Additional Amounts Payment Date) to the Record Holders of the Registrable Securities entitled thereto; provided that any Additional Amount accrued with respect to any Note or portion thereof redeemed by the Company on a redemption date or converted into Underlying Common Stock on a conversion date prior to the Additional Amounts Payment Date, shall, in any such event, be paid instead to the Holder who submitted such Note or portion thereof for redemption or conversion on the applicable redemption date or conversion date, as the case may be, on such date (or promptly following the conversion date, in the case of conversion); provided further that, in the case of an Event of the type described in clause (iii) or (iv) of the first paragraph of this Section 2(e), such Additional Amount shall be paid only to the Holders entitled thereto pursuant to such first paragraph by check mailed to the address set forth in the Notice and Questionnaire delivered by such Holder. The Trustee shall be entitled, on behalf of registered holders of Notes or Underlying Common Stock, to seek any available remedy for the enforcement of this Agreement, including for the payment of such Additional Amount. Notwithstanding the foregoing, the parties agree that the sole damages payable for a violation of the terms of this Agreement with respect to which additional amounts are expressly provided shall be such additional amounts. Nothing shall preclude any Holder from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement.

         All of the Company's and the Guarantor's obligations set forth in this
Section 2(e) that are outstanding with respect to any Registrable Security at the time such security ceases to be a Registrable Security shall survive until such time as all such obligations with respect to such security have been satisfied in full (notwithstanding termination of this Agreement pursuant to Section 8(k) hereof).

         The parties hereto agree that the additional amounts provided for in this Section 2(e) constitute a reasonable estimate of the damages that may be incurred by Holders of Registrable Securities by reason of the failure of the Shelf Registration Statement to be filed or declared effective or available for effecting resales of Registrable Securities in accordance with the provisions hereof.

         SECTION 3. Registration Procedures. In connection with the registration obligations of the Company and the Guarantor under Section 2 hereof, during the Effectiveness Period, the Company and the Guarantor, jointly and severally, shall:

                  (a) Prepare and file with the SEC a Registration Statement or Registration Statements on any appropriate form under the Securities Act available for the sale of the

         Registrable Securities by the Holders thereof in accordance with the intended method or methods of distribution thereof, and use their reasonable best efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided that before filing any Registration Statement or Prospectus or any amendments or supplements thereto with the SEC (but excluding reports filed with the SEC under the Exchange Act), furnish to the Representatives and the Special Counsel of such offering, if any, copies of all such documents proposed to be filed at least five (5) Business Days prior to the filing of such Registration Statement or amendment thereto or Prospectus or supplement thereto.

                  (b) Subject to Section 3(h) hereof, prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable period specified in Section 2(a) hereof; cause the related Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and use their reasonable best efforts to comply with the provisions of the Securities Act applicable to them with respect to the disposition of all securities covered by such Registration Statement during the Effectiveness Period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or such Prospectus as so supplemented.

                  (c) As promptly as practicable give notice to the Notice Holders, the Representatives and the Special Counsel, (i) when any Prospectus, prospectus supplement, Registration Statement or post-effective amendment to a Registration Statement has been filed with the SEC and, with respect to a Registration Statement or any post-effective amendment, when the same has been declared effective,
         (ii) of any request, following the effectiveness of the Initial Shelf Registration Statement under the Securities Act, by the SEC or any other federal or state governmental authority for amendments or supplements to any Registration Statement or related Prospectus or for additional information relating to the Shelf Registration Statement,
         (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement or the initiation or threatening of any proceedings for that purpose, (iv) of the receipt by the Company or the Guarantor of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) of the occurrence of, but not the nature of or details concerning, a Material Event and
         (vi) of the determination by the Company and the Guarantor that a post-effective amendment to a Registration Statement will be filed with the SEC, which notice may, at the discretion of the Company and the Guarantor (or as required pursuant to Section 3(h) hereof), state that it constitutes a Deferral Notice, in which event the provisions of
         Section 3(h) hereof shall apply.

                  (d) Use their reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction in which they have been qualified for sale, in either case at the earliest possible moment, and provide immediate notice to each Notice Holder, the Special Counsel and each Representative of the withdrawal of any such order.

                  (e) As promptly as practicable furnish to each Notice Holder, the Special Counsel and each Representative, upon request and without charge, at least one (1) conformed copy of the Registration Statement and any amendment thereto, including exhibits and if requested, all documents incorporated or deemed to be incorporated therein by reference.

                  (f) Deliver to each Notice Holder, the Special Counsel and each Initial Purchaser, in connection with any sale of Registrable Securities pursuant to a Registration Statement, without charge, as many copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such Notice Holder may reasonably request; and the Company and the Guarantor each hereby consents (except during such periods that a Deferral Notice is outstanding and has not been revoked) to the use of such Prospectus or each amendment or supplement thereto by each Notice Holder in connection with any offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto in the manner set forth therein.

                  (g) Prior to any public offering of the Registrable Securities pursuant to a Registration Statement, use their reasonable best efforts to register or qualify or cooperate with the Notice Holders and the Special Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Notice Holder reasonably requests in writing (which request may be included in the Notice and Questionnaire); prior to any public offering of the Registrable Securities pursuant to the Shelf Registration Statement, use their reasonable best efforts to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period in connection with such Notice Holder's offer and sale of Registrable Securities pursuant to such registration or qualification (or exemption therefrom) and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of such Registrable Securities in the manner set forth in the relevant Registration Statement and the related Prospectus; provided that neither the Company nor the Guarantor will be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Agreement or (ii) take any action that would subject it to general service of process in suits or to taxation in any such jurisdiction where it is not then so subject.

                  (h) Upon (A) the issuance by the SEC of a stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of proceedings with respect to the Shelf Registration Statement under Section 8(d) or 8(e) of the Securities Act, (B) the occurrence of any event or the existence of any fact (a "MATERIAL EVENT") as a result of which any Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the occurrence or existence of any pending corporate development that, in the reasonable discretion of the Company and the Guarantor, makes it appropriate to suspend the availability of the Shelf Registration Statement and the related Prospectus:

                           (i) in the case of clause (B) above, subject to the
                  next sentence, as promptly as practicable prepare and file, if necessary pursuant to applicable law, a post-effective amendment to such Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Registration Statement and Prospectus so that such Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to a Registration Statement, subject to the next sentence, use their reasonable best efforts to cause it to be declared effective as promptly as is practicable, and

                           (ii) give notice to the Notice Holders, the Special
                  Counsel and the Representatives that the availability of the Shelf Registration Statement is suspended (a "DEFERRAL NOTICE") and, upon receipt of any Deferral Notice, each Notice Holder agrees not to sell any Registrable Securities pursuant to the Registration Statement until such Notice Holder's receipt of copies of the supplemented or amended Prospectus provided for in clause (i) above, or until it is advised in writing by the Company and the Guarantor that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus.

         The Company and the Guarantor will use their reasonable best efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause (A) above, as promptly as is practicable, (y) in the case of clause (B) above, as soon as, in the judgment of the Company and the Guarantor, public disclosure of such Material Event would not be prejudicial to or contrary to the interests of the Company and the Guarantor or, if necessary to avoid unreasonable burden or expense, as soon as practicable thereafter and (z) in the case of clause (C) above, as soon as in the reasonable discretion of the Company and the Guarantor, such suspension is no longer appropriate. The Company and the Guarantor shall be entitled to exercise their right under this
         Section 3(h) to suspend the availability of the Shelf Registration Statement or any Prospectus, without incurring or accruing any obligation to pay additional amounts pursuant to Section 2(e) hereof (the "DEFERRAL PERIOD"); provided that the aggregate duration of any Deferral Periods shall not exceed thirty (30) days in any three (3) month period (or sixty (60) days in any three (3) month period in the event of a Material Event pursuant to which the Company and the Guarantor have delivered a second notice as required below) or ninety (90) days in any twelve (12) month period; provided that in the case of a Material Event relating to an acquisition or a probable acquisition or financing, recapitalization, business combination or other similar transaction, the Company and the Guarantor may, without incurring any obligation to pay additional amounts pursuant to Section 2(e) hereof, deliver to Notice Holders a second notice to the effect set forth above, which shall have the effect of extending the Deferral Period by up to an additional thirty
         (30) days, or such shorter period of time as is specified in such second notice.

                  (i) If reasonably requested in writing in connection with a disposition of Registrable Securities pursuant to a Registration Statement, make reasonably available for inspection during normal business hours by a representative for the Notice Holders of such Registrable Securities, any broker-dealers, underwriters, attorneys and accountants retained by such Notice Holders, and any attorneys or other agents retained by a broker-dealer or underwriter engaged by such Notice Holders, all relevant financial and other records and pertinent corporate documents and properties of the Guarantor, the Company and their respective subsidiaries, and cause the appropriate officers, directors and employees of the Guarantor and the Company and their respective subsidiaries to make reasonably available for inspection during normal business hours on reasonable notice all relevant information reasonably requested by such representative for the Notice Holders, or any such broker-dealers, underwriters, attorneys or accountants in connection with such disposition, in each case as is customary for similar "due diligence" examinations; provided that such persons shall first agree in writing with the Company and the Guarantor that any information that is reasonably designated by the Company and the Guarantor as confidential at the time of delivery of such information shall be kept confidential by such persons and shall be used solely for the purposes of exercising rights under this Agreement, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of any Registration Statement or the use of any prospectus referred to in this Agreement),
         (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person, or (iv) such information becomes available to any such person from a source other than the Company or the Guarantor and such source is not bound by a confidentiality agreement, and provided further that the foregoing inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of all the Notice Holders and the other parties entitled thereto by the counsel referred to in Section 5 hereof. Any person legally compelled to disclose any such confidential information made available for inspection shall provide the Company and the Guarantor with prompt prior written notice of such requirement so that the Company or the Guarantor may seek a protective order or other appropriate remedy. Notwithstanding anything herein to the contrary, any party to this Agreement (and any employee, representative, or other agent of any party to this Agreement) may disclose to any and all persons, without limitation of any kind, the U.S. federal income tax treatment and tax structure of the transactions contemplated by this Agreement (the "Transactions") and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure; provided, however, that neither party (nor any employee, representative or other agent thereof) shall disclose any information (a) that is not relevant to an understanding of the U.S. federal income tax treatment or tax structure of the Transactions or (b) to the extent such disclosure could result in a violation of any federal or state securities laws.

                  (j) Comply with all applicable rules and regulations of the SEC and make generally available to their securityholders earning statements (which need not be audited) satisfying the provisions of
         Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) for a twelve (12) month period commencing on the first day of the first fiscal quarter of the Company and the Guarantor commencing after the effective date of a Registration Statement, which statements shall be made available no later than forty-five (45) days after the end of the twelve (12) month period or ninety (90) days if the twelve (12) month period coincides with the fiscal year of the Company and the Guarantor.

                  (k) Cooperate with each Notice Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities sold or to be sold pursuant to a Registration Statement, which certificates shall not bear any restrictive legends, and cause such Registrable Securities to be in such denominations as are permitted by the Indenture and registered in such names as such Notice Holder may request in writing at least two (2) Business Days prior to any sale of such Registrable Securities.

                  (l) Provide a CUSIP number for all Registrable Securities covered by each Registration Statement not later than the effective date of such Registration Statement and provide the Trustee and the transfer agent for the Common Stock with printed certificates for the Registrable Securities that are in a form eligible for deposit with The Depository Trust Company.

                  (m) Cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc.

                  (n) In the case of a Shelf Registration Statement involving an underwritten offering, the Company and the Guarantor shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all such other action, if any, as Holders of a majority of the Registrable Securities being sold or any managing underwriters shall reasonably request in order to facilitate any disposition of Notes and Underlying Common Stock pursuant to such Shelf Registration Statement, including, without limitation, (i) using their reasonable best efforts to cause their counsel to deliver an opinion or opinions in customary form, (ii) using their reasonable best efforts to cause their officers to execute and deliver all customary documents and certificates and (iii) using their reasonable best efforts to cause their independent public accountants to provide a comfort letter or letters in customary form.

                  (o) Upon (i) the filing of the Initial Shelf Registration Statement and (ii) the effectiveness of the Initial Shelf Registration Statement, announce the same, in each case by release to Reuters Economic Services and Bloomberg Business News.

         SECTION 4. Holder's Obligations. Each Holder agrees, by acquisition of the Registrable Securities, that no Holder shall be entitled to sell any of such Registrable Securities pursuant to a Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company and the Guarantor with a Notice and Questionnaire as required pursuant to Section 2(d) hereof (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence. Each Notice Holder agrees promptly to furnish to the Company and the Guarantor all information required to be disclosed in order to make the information previously furnished to the Company and the Guarantor by such Notice Holder not misleading and any other information regarding such Notice Holder and the distribution of such Registrable Securities as the Company and the Guarantor may from time to time reasonably request. Any sale of any Registrable Securities by any Holder shall constitute a representation and warranty by such Holder that the information relating to such Holder and its plan of distribution is as set forth in the Prospectus delivered by such Holder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to or provided by such Holder or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to or provided by such Holder or its plan of distribution necessary to make the statements in such Prospectus, in the light of the circumstances under which they were made, not misleading.

         SECTION 5. Registration Expenses. The Company and the Guarantor shall, jointly and severally, bear all fees and expenses incurred in connection with the performance by the Company and the Guarantor of their obligations under Sections 2 and 3 of this Agreement whether or not any Registration Statement is declared effective. Such fees and expenses shall include, without limitation,
(i) all registration and filing fees (including, without limitation, fees and expenses (x) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (y) of compliance with federal and state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of the Special Counsel in connection with Blue Sky qualifications of the Registrable Securities under the laws of such jurisdictions as Notice Holders of a majority of the Registrable Securities being sold pursuant to a Registration Statement may designate), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company), (iii) duplication expenses relating to copies of any Registration Statement or Prospectus delivered to any Holders hereunder, (iv) fees and disbursements of counsel for the Company and the Guarantor in connection with the Shelf Registration Statement, (v) reasonable fees and disbursements of the Trustee and their counsel and of the registrar and transfer agent for the Common Stock, and (vi) any Securities Act liability insurance obtained by the Company and the Guarantor in their discretion. In addition, the Company and the Guarantor shall pay their internal expenses (including, without limitation, all salaries and expenses of officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing by the Guarantor of the Registrable Securities on any securities exchange on which similar securities of the Guarantor are then listed and the fees and expenses of any person, including special experts, retained by the Company and the Guarantor. Notwithstanding the provisions of this Section 5, each seller of Registrable Securities shall pay selling expenses, including any underwriting discount and commissions, and all registration expenses to the extent required by applicable law.

         SECTION 6. Indemnification and Contribution.

         (a) Indemnification by the Company. The Company and the Guarantor, jointly and severally, agree to indemnify and hold harmless each Holder, each person, if any, who controls any Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such loss, claim, damage or liability) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company and the Guarantor shall have furnished any amendments or supplements thereto), or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that such losses, claims, damages or liabilities arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Holder furnished to the Company or the Guarantor in writing by such Holder expressly for use therein; provided that the indemnification contained in this paragraph shall not inure to the benefit of any Holder (or to the benefit of any person controlling such Holder) on account of any such losses, claims, damages or liabilities arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus, provided in each case the Company and the Guarantor have performed their obligations under Section 3(a) hereof, if either
(A) (i) such Holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale by such Holder to the person asserting the claim from which such losses, claims, damages or liabilities arise and (ii) the Prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or
(B) (x) such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the Prospectus and (y) having previously been furnished by or on behalf of the Company and the Guarantor with copies of the Prospectus as so amended or supplemented, such Holder thereafter fails to deliver such Prospectus as so amended or supplemented, with or prior to the delivery of written confirmation of the sale of a Registrable Security to the person asserting the claim from which such losses, claims, damages or liabilities arise. In connection with any underwritten offering pursuant to Section 8 hereof, the Company and the Guarantor, jointly and severally, will also indemnify the underwriters, if any, their officers and directors and each person who controls such underwriters (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided herein with respect to the indemnification of the Holders, if requested in connection with any Registration Statement.

         (b) Indemnification by Holders. Each Holder agrees severally and not jointly to indemnify and hold harmless the Company, the Guarantor and their directors, officers and each person, if any, who controls the Company or the Guarantor (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) or any other Holder, to the same extent as the foregoing indemnity from the Company and the Guarantor to such Holder, but only with reference to information relating to such Holder furnished to the Company or the Guarantor in writing by such Holder expressly for use in such Registration Statement or Prospectus or amendment or supplement thereto. In no event shall the liability of any Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such indemnification obligation. In connection with any underwritten offering pursuant to Section 8 hereof, each Holder will also indemnify the underwriters, if any, their officers and directors and each person who controls such underwriters (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided herein with respect to the indemnification of the Company and the Guarantor, if requested in connection with any Registration Statement.

         (c) Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 6(a) or 6(b) hereof, such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by, in the case of parties indemnified pursuant to Section 6(a) hereof, the Holders of a majority (with Holders of Notes deemed to be the Holders, for purposes of determining such majority, of the number of shares of Underlying Common Stock into which such Notes are or would be convertible as of the date on which such designation is made) of the Registrable Securities covered by the Registration Statement held by Holders that are indemnified parties pursuant to Section 6(a) hereof and, in the case of parties indemnified pursuant to Section 6(b) hereof, the Company and the Guarantor. No indemnifying party shall be liable for any settlement of any proceeding effected without its written consent. No indemnifying party shall, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 (whether or not the indemnified party is an actual or potential party thereto), unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party and all liability arising out of such litigation, investigation, proceeding or claim, and (ii) does not include a statement as to or an admission of fault, culpability or the failure to act by or on behalf of such indemnified party.

         (d) Contribution. To the extent that the indemnification provided for in Section 6(a) or 6(b) hereof is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor shall be deemed to be equal to the total net proceeds from the initial placement pursuant to the Purchase Agreement (before deducting expenses) of the Registrable Securities to which such losses, claims, damages or liabilities relate. The relative benefits received by any Holder shall be deemed to be equal to the value of receiving Registrable Securities that are registered under the Securities Act. The relative fault of the Holders on the one hand and the Company and the Guarantor on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Holders or by the Company and the Guarantor, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders' respective obligations to contribute pursuant to this paragraph 6 are several in proportion to the respective number of Registrable Securities they have sold pursuant to a Registration Statement, and not joint.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding this Section 6, no indemnifying party that is a selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by it and distributed to the public were offered to the public exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (e) The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity, hereunder, under the Purchase Agreement or otherwise.

         (f) The indemnity and contribution provisions contained in this Section 6 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder, any person controlling any Holder or any affiliate of any Holder or by or on behalf of the Company, the Guarantor, their officers or directors or any person controlling the Company or the Guarantor and (iii) the sale of any Registrable Securities by any Holder.

         SECTION 7. Information Requirements. The Company and the Guarantor, jointly and severally, covenant that, if at any time before the end of the Effectiveness Period, the Company or the Guarantor is not subject to the reporting requirements of the Exchange Act, it will cooperate with any Holder and take such further reasonable action as any Holder may reasonably request in writing (including, without limitation, making such reasonable representations as any such Holder may reasonably request), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 144A under the Securities Act and customarily taken in connection with sales pursuant to such exemptions. Upon the written request of any Holder, the Company and the Guarantor shall deliver to such Holder a written statement as to whether they have complied with such filing requirements, unless such a statement has been included in the Company's and the Guarantor's most recent report filed pursuant to Section 13 or Section 15(d) of Exchange Act. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company or the Guarantor to register any of their securities (other than the Common Stock) under any section of the Exchange Act.

         SECTION 8. Underwritten Registrations. The Holders of Registrable Securities covered by a Shelf Registration Statement who desire to do so may sell such Registrable Securities to an underwriter in an underwritten offering for reoffering to the public. If any of the Registrable Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority of such Registrable Securities included in such offering, subject to the consent of the Company and the Guarantor (which shall not be unreasonably withheld or delayed), and such Holders shall be responsible for all underwriting commissions and discounts and any transfer taxes in connection therewith. No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's Registrable Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

         SECTION 9. Miscellaneous.

         (a) No Conflicting Agreements. Neither the Company nor the Guarantor is, as of the date hereof, a party to, nor shall either of them, on or after the date of this Agreement, enter into, any agreement with respect to its securities that conflicts with the rights granted to the Holders in this Agreement. The Company and the Guarantor each represents and warrants that the rights granted to the Holders hereunder do not in any way conflict with the rights granted to the holders of the Company's or the Guarantor's securities under any other agreements.

         (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company and the

Guarantor have obtained the written consent of Holders of a majority of the then outstanding Underlying Common Stock constituting Registrable Securities (with Holders of Notes deemed to be the Holders, for purposes of this Section, of the number of outstanding shares of Underlying Common Stock into which such Notes are or would be convertible as of the date on which such consent is requested). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities being sold by such Holders pursuant to such Registration Statement; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence. Notwithstanding the foregoing sentence, (i) this Agreement may be amended by written agreement signed by the Company, the Guarantor and the Representatives, without the consent of the Holders of Registrable Securities, to cure any ambiguity or to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision contained herein, or to make such other provisions in regard to matters or questions arising under this Agreement that shall not adversely affect the interests of the Holders of Registrable Securities. Each Holder of Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 8(b), whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to such Holder.

         (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, by telecopier, by courier guaranteeing overnight delivery or by first-class mail, return receipt requested, and shall be deemed given (i) when made, if made by hand delivery,
(ii) upon confirmation, if made by facsimile, (iii) one (1) Business Day after being deposited with such courier, if made by overnight courier or (iv) on the date indicated on the notice of receipt, if made by first-class mail, to the parties as follows:

                  (i) if to a Holder, at the most current address given by such Holder to the Company and the Guarantor in a Notice and Questionnaire or any amendment thereto;

                  (ii) if to the Company, to:

                          PPL Energy Supply, LLC
                          Two North Ninth Street
                          Allentown, Pennsylvania 18101
                          Facsimile:  (610) 774-6726

                          and

                          Simpson Thacher & Bartlett
                          425 Lexington Avenue
                          New York, New York 10017

                          Attention:  Vincent Pagano
                          Facsimile:  (212) 455-2502;

                  (iii) if to the Guarantor, to:

                          PPL Corporation
                          Two North Ninth Street
                          Allentown, Pennsylvania 18101
                          Facsimile:  (610) 774-6726

                          and

                          Simpson Thacher & Bartlett
                          425 Lexington Avenue
                          New York, New York 10017
                          Attention:  Vincent Pagano
                          Facsimile:  (212) 455-2502

                  (iv) if to the Initial Purchasers, to:

                          Morgan Stanley & Co. Incorporated
                          1585 Broadway
                          New York, New York
                          Attention:  Equity Capital Markets
                          Telecopy No.: (212) 761-0538

or to such other address as such person may have furnished to the other persons identified in this Section 8(c) in writing in accordance herewith.

         (d) Approval of Holders. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company, the Guarantor or their affiliates (as such term is defined in Rule 405 under the Securities Act) (other than the Initial Purchasers or subsequent Holders if such subsequent Holders are deemed to be such affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

         (e) Successors and Assigns. Any person who purchases any Registrable Securities from the Initial Purchasers shall be deemed, for purposes of this Agreement, to be an assignee of the Initial Purchasers. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties and shall inure to the benefit of and be binding upon each Holder of any Registrable Securities, provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Indenture. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities, such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such person shall be entitled to receive the benefits hereof.

         (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be original and all of which taken together shall constitute one and the same agreement.

         (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         (i) Severability. If any term provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

         (j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company and the Guarantor with respect to the Registrable Securities. Except as provided in the Purchase Agreement, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company and the Guarantor with respect to the Registrable Securities. This Agreement supersedes all prior agreements and undertakings among the parties with respect to such registration rights. No party hereto shall have any rights, duties or obligations other than those specifically set forth in this Agreement.

         (k) Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the end of the Effectiveness Period, except for any liabilities or obligations under Section 4, 5 or 6 hereof and the obligations to make payments of and provide for additional amounts under Section 2(e) hereof to the extent such additional amounts accrue prior to the end of the Effectiveness Period, each of which shall remain in effect in accordance with its terms.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                          PPL ENERGY SUPPLY, LLC



                                          By: /s/ James E. Abel
                                              --------------------
                                              Name:  James E. Abel
                                              Title:  Treasurer

                                          PPL CORPORATION



                                          By: /s/ James E. Abel
                                              --------------------
                                              Name:  James E. Abel
                                              Title:  Vice President-Finance and
                                                      Treasurer

Confirmed and accepted as of the date first above written:

MORGAN STANLEY & CO. INCORPORATED
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
WACHOVIA SECURITIES, INC.

By:  Morgan Stanley & Co. Incorporated

By:  /s/ David P. Sun
     --------------------------
     Name:  David P. Sun
     Title:  Executive Director